Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Richard N. Osborne, Eric S. Rangen, Keith D. Ross, and Doris K. Tuura, signing singly, the undersigned’s true and lawful attorney-in-fact, with full power of substitution, for and on behalf of the undersigned to (1) execute Forms 4 and 5 with respect to the securities of Alliant Techsystems Inc., a Delaware corporation (the “Issuer”), and file the same with the Securities and Exchange Commission, the New York Stock Exchange, Inc. and the Issuer, all in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), the rules and regulations thereunder, and the instructions to such Forms 4 and 5, and (2) take any other action of any type whatsoever in connection with the foregoing which the attorney-in-fact taking such action deems necessary, appropriate, desirable, legally required or in the best interests of the undersigned.

The undersigned does hereby (1) ratify and confirm all that any such attorney-in-fact or his substitute or substitutes shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted and (2) acknowledges that such attorneys-in-fact, by serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in effect so long as the undersigned has reporting obligations under Section 16(a) of the Act with respect to securities of the Issuer.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 16th day of November, 2004.

/s/ Roman Martinez IV
Roman Martinez IV